[SBL LOGO]  SECURITY BENEFIT LIFE
            INSURANCE COMPANY
================================================================================
            A MEMBER OF THE SECURITY                   700 SW HARRISON ST.
            BENEFIT GROUP OF COMPANIES                 TOPEKA, KANSAS 66636-0001
                                                       (785) 431-3000

                                                MARKETING ORGANIZATION AGREEMENT

                                         SECURITY BENEFIT LIFE INSURANCE COMPANY
                                                     SECURITY DISTRIBUTORS, INC.

                                                           PRODUCT AUTHORIZATION
                                                           ---------------------
                                                       Fixed Products        |_|
                                                       Variable Products     |_|

MARKETING ORGANIZATION:

This Agreement is entered into between Security Benefit Life Insurance  Company, a Kansas life insurance  company,  Security  Distributors,  Inc.  (solely in its capacity as  underwriter  of the Variable  Products),  collectively  referred to herein as  "SBL,"  and the  undersigned,  referred  to herein as the  "Marketing
Organization."

I.    APPOINTMENTS AND DUTIES

      A.  APPOINTMENT.  Subject to the terms and  conditions  of this  contract,
          Marketing  Organization is appointed to solicit,  and to recommend for
          appointment   Agents/Representatives   and   Marketing   Organizations
          (referred to herein as "Marketer(s)") to solicit  applications for the fixed annuity and fixed life insurance  contracts  ("Fixed  Products")
          and/or  variable   annuity  and  variable  life  insurance   contracts
          ("Variable  Products") more  specifically  described in the Commission
          Schedule(s)  attached  hereto  from time to time and  incorporated  by reference (collectively referred to as the "Products"), to deliver the contracts, to collect the initial premiums thereon, and to service the business.

          Marketing  Organization  hereby accepts such  appointment and confirms that it will abide by the terms and  conditions of this  Agreement and any  sales  manuals  and/or  rules  and  practices  of SBL.  Marketing
          Organization will endeavor to promote SBL's interests and those mutual interests of Marketing  Organization  and SBL as  contemplated by this
          Agreement and shall at all times conduct  itself,  and insure that its employees  and  Marketers  conduct  themselves  so as not to adversely affect  the  business  reputation  or  good  standing  of  either  the
          Marketing Organization or SBL.

      B.  SALES  FORCE.  Marketing  organization  shall  have the  authority  to recruit,  train and supervise  Marketers for the sale of the Products.
          Appointment of any Marketer shall be subject to prior approval of SBL.
          SBL reserves the right to require  termination of any Marketer's right to sell any of the  Products  and to  cancel  the  appointment  of any
          Marketer. Marketing Organization shall be responsible for any Marketer
          appointed  hereunder  complying  with  the  terms,   conditions,   and
          limitations  as set  forth in this  Agreement  and any  sales  manuals and/or rules and practices of SBL.

          With respect to sales of Fixed Products,  unless  otherwise  agreed in writing by the parties, any and all agreements with Marketers shall be made  directly  with SBL in writing on SBL's form and shall not become effective until they are approved and executed by SBL and the Marketer is  licensed  in  accordance  with  Section  III  of  this  Agreement.
          Marketing Organization shall not have authority to modify or amend any such agreements.  With respect to sales of Variable Products,  any and all  agreements  with  Marketers  shall be made between the  Marketing
          Organization and its Marketers,  provided  however,  that SBL reserves the right to require any Marketer to sign an  agreement  acknowledging that no  compensation  is payable by SBL to the Marketer.  SBL may, at
          SBL's option, refuse to contract with any proposed Marketer and may at any time terminate any agreement with any Marketer.

      C.  INDEPENDENT CONTRACTOR.  Marketing Organization will be an independent contractor and nothing contained herein shall be construed as creating the  relationship  of  employer-employee  between  SBL  and  Marketing
          Organization.  Marketing Organization will be acting as an independent contractor only, and not as a partner, associate, or affiliate of SBL.
          Marketing Organization will be free to exercise its own judgment as to the time and manner of  performing  the  services  authorized  by this
          Agreement subject to such rules and regulations as may be adopted from time to time by SBL.

      D.  LIMITATIONS OF AUTHORITY.  Marketing  Organization's  authority  shall extend  no  further  than as is stated  in this  Agreement.  Marketing
          Organization  shall not (1) make, alter,  modify,  waive or change any question,  statement or answer on any application  for insurance,  the terms of any  receipt  given  thereon,  or the terms of any  policy or contract;  (2) extend or waive any provision of any policy or contract or the time for payment of  premiums;  (3)  guarantee  dividends;  (4)
          deliver any policy  unless the applicant is at the time in good health and  insurable  condition;  (5) incur any  debts or  liability  for or against SBL; or (6) receive any money for SBL except as herein stated.

      E.  COLLECTION  OF MONEY.  Marketing  Organization  is not  authorized  to accept any premium for SBL except initial policy premiums,  unless SBL provides  otherwise  in writing.  All customer  checks  should be made payable  directly to SBL.  Receipts for premiums  must be on the forms furnished  by SBL  for  that  purpose.  Marketing  Organization  shall immediately  remit to SBL all money  received  or  collected  on SBL's behalf,  and such money  shall be  considered  as SBL's  funds held in trust by Marketing Organization.  SBL will not accept premium payments in the form of checks  drawn on  Marketing  Organization  or  Marketer accounts.

      F.  RECORDS.  Marketing Organization agrees to maintain proper records and accounts of business transacted under this contract, including but not limited to, records of all written sales proposals made,  applications taken, money collected, policies issued and delivered, and all service to  policy  owners on SBL's  behalf.  All such  records  shall be made available  to SBL or  SBL's  representatives,  with or  without  prior notice, during business hours.

II.   COMPENSATION

      A.  COMPENSATION TO MARKETING ORGANIZATION. As full compensation, SBL will pay Marketing  Organization  or its  affiliated  insurance  agency (if applicable)  commissions  as  described  in  the  attached  Commission
          Schedule(s)  for  policies  sold by  Marketers  assigned to  Marketing
          Organization.   There   shall  be  no   additional   compensation   or
          reimbursement  to Marketing  Organization  for  services  performed or expenses incurred. Marketing Organization shall be responsible for and
          shall  pay  all  expenses   Marketing   Organization   incurs  in  the
          performance of this Agreement.  Further,  SBL may amend any Commission
          Schedule at any time by giving Marketing  Organization  written notice of such change.  Any changes SBL may make to the  Commission  Schedule will apply  only to those  policies  issued on or after the  effective date of the changes.

          The rate of commissions or right to receive compensation on any policy or contract (1) not listed in this  Agreement,  (2) requiring  special underwriting,  or (3) obtained  through a lead furnished by SBL, shall be governed by SBL's  rules and  practices  in effect at that time and shall eventually be covered by a separate  agreement between Marketing
          Organization  and SBL, by written  amendment to this Agreement,  or by written notice to Marketing Organization.

      B.  COMPENSATION  TO MARKETERS.  This Agreement is not intended to benefit in any  manner  whatsoever  the  Marketers  or any  other  entity as a third-party  beneficiary.  With  respect  to sales of Fixed  Products, payment of compensation by SBL to Marketers will be made only pursuant to the terms of a separate written Agreement between SBL and Marketer.
          With  respect  to the  sales  of  Variable  Products,  SBL will pay no compensation to Marketers;  payment of  compensation to Marketers,  if any,  will be made only  pursuant  to the terms of a separate  written
          Agreement between the Marketing Organization and Marketer.

      C.  PROVISIONS  RELATING TO COMPENSATION.  Neither Marketing  Organization
          nor any Marketer  assigned to Marketing  Organization  shall  withhold compensation  from any premiums or contributions  submitted to SBL. No commissions will be payable on premiums or  contributions  which shall be refunded for any reason, and Marketing Organization shall refund to
          SBL any commission paid to Marketing Organization on any such premiums or contributions.  SBL shall not, under any circumstances  whatsoever, pay or allow any rebate of  commissions  in any  manner,  directly  or indirectly.

III.  COMPLIANCE

      A.  GENERAL  REQUIREMENTS.  Marketing  Organization agrees to abide by all applicable  local,  state and federal laws and  regulations as well as the rules and  regulations  of the National  Association of Securities
          Dealers,  Inc.  (NASD) and the Securities  and Exchange  Commission in
          conducting business under this Agreement. Marketing Organization shall insure that all of its Marketers comply with all such rules, laws, and regulations.

      B.  LICENSING.  Marketing  Organization  agrees  that  neither  it nor its
          Marketers will solicit or submit  applications for any of the Products unless  Marketing  Organization,  its affiliated  insurance agency (if applicable),  and  its  Marketers  are  properly  licensed  under  all applicable  state  insurance  laws.  Marketing  Organization  shall be responsible  for each  Marketer  becoming so licensed and shall notify
          SBL if any Marketer ceases to be so licensed.

          WITH RESPECT TO SALES OF VARIABLE PRODUCTS: (1) Marketing Organization
          hereby  confirms  that it is a member in good standing of the National
          Association of Securities  Dealers,  Inc.,  hereinafter called "NASD,"
          and  further  agrees to notify  SBL if it ceases to be a member of the
          NASD,  (2) Marketing  Organization  agrees to abide by the  applicable
          Rules of Fair Practice of the NASD which rules are incorporated herein as if set forth in full, (3) Marketing  Organization  represents  that the  signing  of  this  agreement  is a  representation  to  SBL  that
          Marketing  Organization is a properly  registered  Broker/Dealer under the Securities  Exchange Act of 1934,  and (4) Marketing  Organization
          shall insure that all Marketers recruited by Marketing Organization to sell the  Variable  Products  shall  be duly  registered  pursuant  to applicable state and federal securities laws and regulations and shall notify SBL if any Marketer ceases to be so registered.

          Marketing  Organization  will be  responsible to secure and provide to
          SBL adequate proof of any licenses, securities registration,  bonds or other  requirements or qualifications as may be required by SBL or the state  or  states  where  Marketing  Organization  and its  affiliated insurance  agency (if  applicable) is authorized to solicit  insurance and securities.

      C.  PRINTED  MATTER.   SBL  will  furnish   Marketing   Organization   all
          prospectuses, reports, applications and other printed matter necessary to conduct the business  anticipated  hereunder  with respect to SBL's
          Products. Advertising material of any nature not supplied by SBL shall be used by Marketing  Organization  only after Marketing  Organization has received SBL's written approval.  Likewise, Marketing Organization may  use  SBL's  name  and  trademark,  or  those  of  any  affiliated companies, only with SBL's written approval.

IV.   SBL'S RIGHT OF ACTION

      A.  CHANGES.  SBL may at any  time and from  time to time  (1)  change  or modify  this  Agreement,  (2) modify or amend any  prospectus,  policy form, or contract,  (3) change sales charges,  (4) modify or alter the conditions  or terms  under  which any Product may be sold or regulate its sale in any way, (5)  discontinue or withdraw any Product from any state,  without  prejudice to continue  such Product  elsewhere or (6)
          cease doing business in any state.

      B.  RIGHTS OF REJECTION AND  SETTLEMENT.  SBL reserves the right to reject any application or refund any money submitted by Marketers assigned to
          Marketing  Organization.  In the event of such  rejection  or  refund,
          Marketing  Organization's  commission  on such  shall be  refunded  as described previously by being charged against Marketing Organization's earnings  or,  upon  demand,  by payment  directly  to SBL.  It is the intention of the parties to this Agreement that Marketing Organization shall be  entitled  to  receive  commissions  only  upon  premiums  or contributions received in cash and retained by SBL.

      C.  RIGHT OF OFFSET OF INDEBTEDNESS.  Any advance, loan,  annualization of
          compensation,   or   extension   of  credit  from  SBL  to   Marketing
          Organization  and to  Marketers  appointed by or assigned to Marketing
          Organization,  or any loss or liability incurred by SBL as a result of the actions of  Marketing  Organization  or its  affiliated  insurance agency (if  applicable)  shall  constitute a general  indebtedness  of
          Marketing  Organization to SBL. The entire  indebtedness,  as shown in
          SBL's ledger  accounts,  may be deemed due and payable at any time and
          SBL may exercise any rights or remedies to collect such  indebtedness, including but not limited to, charging to Marketing  Organization  all attorney's fees or other collection expenses, as permitted by law.

          SBL may deduct any amounts  Marketing  Organization owes SBL now or in the  future,  as a  result  of this or any  other  contract  with  the
          Company, from any compensation due Marketing  Organization.  Marketing
          Organization hereby assigns, transfers and sets over to SBL any monies that from time to time may become due to Marketing  Organization  from
          SBL under this contract or otherwise to secure any debt to SBL.

V.    TERMINATION

      A.  VOLUNTARY TERMINATION. Either of the parties hereto may terminate this
          Agreement, without stating any cause, by mailing to the other party at their  last  known  address a notice  of  termination  which  shall be effective fifteen days from mailing.

      B.  AUTOMATIC TERMINATION.  This Agreement terminates automatically (1) if
          Marketing Organization is an individual, upon Marketing Organization's death,  (2) if a partnership,  upon the death of any partner or change in the partners  composing the firm, or dissolution of the partnership for any reason,  (3) if a corporation,  upon Marketing  Organization's dissolution  or  disqualification  to perform  the duties  anticipated hereunder, (4) upon revocation,  termination, suspension or nonrenewal of  Marketing  Organization's  securities  registration  or  insurance licenses by any state in which  Marketing  Organization is required by law to maintain  such a license in order to perform  its duties  under this  Agreement,  (5) with  respect  to the  Variable  Products,  upon
          Marketing   Organization's   ceasing   to   be  an   NASD   registered
          broker/dealer  in good  standing  (this  includes  any  suspension  of
          Marketing   Organization's   membership),   or  (5)   upon   Marketing
          Organization's filing a petition for bankruptcy or one being filed for
          Marketing  Organization,  upon Marketing  Organization  being adjudged
          bankrupt,  or  upon  Marketing   Organization's  executing  a  general
          assignment for the benefit of creditors.

      C.  TERMINATION  FOR CAUSE.  Marketing  Organization's  rights  under this contract,  including  the right to any further  payment of any type of compensation, either during or after the termination of this contract, shall automatically and completely cease if any of the following occur at any time:  (1)  Marketing  Organization  violates  any of the terms hereof,  (2)  Marketing  Organization  violates any law or  regulation relating  to  the  activities  anticipated  hereunder,  (3)  Marketing
          Organization  induces or attempts to induce any Marketer and/or person under contract with SBL to terminate the  contractual  relationship or cease doing business or producing for SBL, (4) Marketing  Organization initiates or induces any  misappropriation or commingling of Marketing
          Organization's and SBL's funds, or (5) Marketing  Organization engages in any fraudulent act or  misrepresentation.  In determining cause for termination,  SBL  shall  use its sole  discretion  and  shall  notify
          Marketing Organization in writing of SBL's decision.

      D.  RETURN OF SBL PROPERTY.  Upon termination of this contract,  Marketing
          Organization  agrees  to  return  any  equipment,   supplies,  printed
          materials  or  other   property,   including,   but  not  limited  to,
          policyholder   lists  and  policyholder   records  SBL  has  furnished
          Marketing Organization.  Marketing Organization  acknowledges that any policyholder lists or records in Marketing  Organization's  possession are SBL's property,  and that the Company has a continuing proprietary interest in the lists and records relating to its policyholders.

VI.   THIRD PARTY COMPLAINTS AND LITIGATION

      A.  NOTIFICATION  AND  COOPERATION.  SBL and Marketing  Organization  will promptly  notify  the  other if either  of them  becomes  aware of any arbitration,  litigation, judicial proceeding, insurance department or
          other  governmental   agency  inquiry  or  complaint,   regulatory  or
          administrative  investigation or proceeding,  or customer complaint or
          demand,   which  directly  or  indirectly   involves  the  rights  and
          obligations  of the parties  under this  Agreement.  SBL and Marketing
          Organization each agree to cooperate fully with the other with respect to any matter referred to in this Section VI.

      B.  DEFENSE OF  ACTIONS.  If any legal  action is brought by a third party against  SBL or  Marketing  Organization,  or both,  which is based in whole or in part on any  alleged  act,  fault or failure of  Marketing
          Organization  in  connection  with  this  Agreement,  SBL may  require
          Marketing  Organization  to defend  SBL in such  action,  or,  SBL may defend  any such  action and expend  such sums,  including  attorneys'
          fees, to be reimbursed by Marketing  Organization  in accordance  with
          Section VI.E. below.

      C.  SERVICE OF  PROCESS.  Marketing  Organization  shall  transmit  to the attention  of SBL's  Legal  Counsel at 700  Harrison,  Topeka,  Kansas
          66636,  by  certified  mail within 24 hours after  receipt,  any paper served upon Marketing  Organization in connection with any proceeding, hearing or action, whether legal or otherwise,  by or against SBL. Any failure on Marketing Organization's part to comply with this provision which causes  additional loss or expense to SBL shall be reimbursed by
          Marketing Organization to SBL.

      D.  SETTLEMENT. SBL has the right to settle any claim against SBL, and any claim made against SBL and Marketing Organization jointly, arising out of this  Agreement or any other  agreement  between SBL and  Marketing
          Organization now or hereafter existing,  and SBL's determination as to any such  matter  will be final and  binding.  In any  action  brought jointly against SBL and Marketing Organization which is based in whole or in  part  on  any  alleged  act,  fault  or  failure  of  Marketing
          Organization,  Marketing  Organization shall not settle such action or any portion thereof except with the express, written consent of SBL.

      E.  INDEMNIFICATION.  Marketing  Organization shall indemnify and hold SBL harmless from any liability,  loss,  cost,  claim or damaged caused by the negligence or misconduct of Marketing Organization, its affiliated insurance  agency (if  applicable),  Marketers  and/or either of their
          officers,  directors  and  employees.   Marketing  Organization  shall
          reimburse SBL for any legal or other expenses  reasonably  incurred by
          SBL in connection with its investigation and defense of any such loss, cost,  claim,  damage or  liability,  or of any  proceeding  or action resulting from those matters.

VII.  GENERAL PROVISIONS

      A.  CONFIDENTIALITY.   Marketing   Organization  will  treat  all  matters
          relating  to  SBL's  business  as  confidential  information,  and not divulge any  information in any way to other entities  during or after the term of this contract.

      B.  WAIVER.  SBL's forbearance or failure to exercise any rights hereunder or insist upon  strict  compliance  herewith  shall not  constitute  a
          waiver  of  any  right,   condition,   or   obligation   of  Marketing
          Organization under this Agreement.

      C.  PRIOR  AGREEMENTS.  This Agreement  shall  supersede any and all prior agreement(s)  between  Marketing  Organization  and SBL in relation to sales of Products after this  Agreement  becomes  effective;  it being understood,  however,  that all obligations to SBL previously incurred or assumed  by SBL and liens  created in  connection  therewith  still exist and shall attach hereto.

      D.  ASSIGNMENT.  Neither this  Agreement nor any of the benefits to accrue hereunder  shall be  assigned  or  transferred,  either in whole or in part,  without SBL's prior written consent.  Any assignments  shall be subject to a first lien to SBL for any indebtedness owed to SBL.

      E.  NOTICES.  All  notices  required or  permitted  to be given under this contract  shall be in writing  and shall be  delivered  personally  or mailed to an officer of the party  receiving  such  notice at its home office at the address set forth above.

      F.  GOVERNING  LAW. This  contract  shall be construed to be in accordance with the laws of the State of Kansas.

      H.  ENTIRE AGREEMENT.  The foregoing  provisions,  the attached Commission
          Schedules and any rate books,  manuals,  or bulletins issued by SBL in connection with this Agreement constitute the entire agreement between the  parties  and  SBL  shall  not  be  bound  by any  other  promise, agreement,  understanding  or  representation  unless it is made by an instrument in writing,  signed by all of the parties or is in the form of a written notice from SBL to Marketing Organization which expresses by its terms an intention to modify this Agreement.

      I.  SEVERABILITY. If it should appear that any term of this contract is in conflict with any rule of law, statute, or regulation in effect in any state where  Marketing  Organization  writes or solicits  business for
          SBL, then any such term shall be deemed  inoperative and null and void insofar  as it  may be in  conflict  therewith  and  shall  be  deemed modified to conform to such rule of law,  statute or  regulation.  The existence  of any such  apparent  conflict  shall not  invalidate  the remaining provisions of this contract.

      J.  EFFECTIVE  DATE.  This  Agreement  shall take effect shown  below,  if
          Marketing  Organization  has been  duly  licensed  in the  appropriate jurisdiction(s) to perform the functions anticipated herein.

MARKETING ORGANIZATION                               SECURITY BENEFIT LIFE
                                                     INSURANCE COMPANY

                                                     By GREGORY J. GARVIN
------------------------------------------------        ------------------------
Print Name of Marketing Organization
|_| Individual  |_| Partnership  |_| Corporation

                                                     Title Senior Vice President
------------------------------------------------           ---------------------
Print Name of Principal Officer if a Partnership
or Corporation

                                                     Date
By                                                        ----------------------
    --------------------------------------------
    Signature of Individual or Principal Officer

                                                     SECURITY DISTRIBUTORS, INC.

Date                                                 By GREGORY J. GARVIN
     -------------------------------------------        ------------------------

APPROVED BY:

                                                     Title President
------------------------------------------------           ---------------------
Print Name of Sponsoring Marketing Organization
(if applicable)

                                                     Date
By                                                        ----------------------
   ---------------------------------------------
   Signature of Principal Officer

Effective Date of Agreement
                              ------------------

9482 (R7-00)